EXHIBIT 10(v)

Amended and Restated Security Agreement

        This Amended and Restated Security Agreement (this “Agreement”) dated as of the 1st day of December, 2005, is by and between Providence Exploration, LLC, a Texas limited liability company (“Debtor”), and Healthbridge, Inc., a Texas corporation (“Secured Party”). The Debtor and Secured Party are parties to that certain Security Agreement dated as of December 1, 2005 (the “Original Security Agreement”). The Debtor and Secured Party desire to amend and restate the Original Security Agreement, upon the terms and subject to the conditions set forth in this Agreement. This Agreement shall constitute an amendment and restatement of the Original Security Agreement.

Recitals

    A.        Debtor is indebted to Secured Party as evidenced by that certain Secured Revolving Replacement Promissory Note of even date herewith in the principal sum of US$5,000,000 (the “Note”).

    B.        Debtor and Secured Party desire that Debtor grant to Secured Party a security interest in the Collateral, as herein defined, to secure Debtor’s performance of the terms and conditions of the Note and the other obligations set forth in this Agreement.

Terms and Conditions

        In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.        The Pledge and Security Interest. Debtor hereby grants to Secured Party a security interest in, and so pledges and assigns to the Secured Party, the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (collectively, the “Collateral”): all furniture, fixtures, equipment, contract rights, accounts (as that term is defined in Revised Article 9 of the Uniform Commercial Code), documents, instruments, intangibles and all other tangible and intangible assets of Debtor, if any.

    2.        The Indebtedness. This Agreement is being executed and delivered to secure, and the security interest herein granted (the “Security Interest”) shall secure, full payment and performance of all of the indebtedness and obligations owing to Secured Party by Debtor under the Note (the “Indebtedness”).

    3.        Representations and Warranties of Debtor. Debtor represents and warrants to Secured Party that:

    (a)        Debtor is the owner of the Assets;

(b) The Security Interest is a first and prior security interest in all of the Collateral; and

(c) No dispute, right of set off, counterclaim, or defenses exist with respect to all or any part of the Collateral.

    4.        Default. As used herein, the term “Default” means the occurrence of one or more of the following: (a) the failure to timely pay or perform any obligations or covenants contained herein, or the occurrence of an “Event of Default,” as such term is defined in the Note; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor herein proves to be untrue; (c) the death, incapacity, dissolution, merger, consolidation, termination of existence, or business failure of Debtor or any other person liable on the Indebtedness; (d) appointment of a receiver for any part of the Collateral; (e) assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against Debtor or by or against any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person liable upon the Indebtedness or any part thereof, or upon the Collateral; (f) the levy on, seizure or attachment of the Collateral, or any part thereof; or (g) any sale or other disposition of the Assets by Debtor, whether voluntary or involuntary.

    5.        Remedies. Upon the occurrence of any event of Default, in addition to any and all other rights and remedies Secured Party may then have hereunder, under the Uniform Commercial Code as adopted in the State of Texas or any other pertinent jurisdiction (the “Code”), or otherwise, Secured Party may, at its option: (a) reduce its claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure; (b) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of Secured Party, on the premises of Debtor, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Indebtedness has been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral; (c) at its discretion, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies, and privileges it may have under any document that secures the Indebtedness.

        Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Indebtedness in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor.

    6.        Notice of Action. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made (including retention thereof in satisfaction of the Indebtedness), shall be sent to Debtor and to any other person entitled under the Code to notice. It is agreed that notice sent or given at least 10 calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this paragraph.

    7.        Limitations on Interest. It being the intention of the parties hereto to conform strictly to applicable usury laws, all agreements between Debtor and Secured Party, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Secured Party for the use, forbearance or detention of money hereunder or otherwise exceed the maximum rate permitted by applicable law. If due to any circumstance or reason whatsoever, fulfillment of any provision hereof or of the Note or of any mortgage, agreement, or other document evidencing or securing the indebtedness evidenced by the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if Secured Party shall ever receive anything of value deemed interest under the applicable law that would exceed interest at the maximum rate permitted by applicable law, such amount that would have been excessive interest shall instead automatically be applied to the reduction of the principal amount owing under the Note in the inverse order of its maturity and not to the payment of interest, and if such amount which would have been excessive interest exceeds the unpaid balance of principal of the Note, such excess shall be refunded to Debtor. All sums paid or agreed to be paid to Secured Party for the use, forbearance or detention of the indebtedness of Debtor to Secured Party shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full stated term of such indebtedness so that the rate of interest on such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all agreements between Debtor and Secured Party.

    8.        Rights Cumulative. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the Security Interest herein or in the collection of the Note or the Indebtedness, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    9.        Assignment. The rights, powers and interests held by Secured Party hereunder, together with the Collateral, may be transferred and assigned by Secured Party, in whole or in part, at such time and upon such terms as Secured Party may deem advisable.

    10.        No Waivers. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

    11.        Binding Effect. This Agreement shall be binding on Debtor and Debtor’s successors and assigns and shall inure to the benefit of Secured Party, and Secured Party’s successors and assigns.

    12.        Termination. This Agreement and the Security Interest in the Collateral will terminate when the Indebtedness secured hereby has been paid in full by extinguishment thereof but not by renewal, modification or extension thereof.

    13.        Governing Law. THE LAW GOVERNING THIS AGREEMENT WILL BE THAT OF THE STATE OF TEXAS, U.S.A., IN FORCE ON THE DATE OF EXECUTION OF THIS AGREEMENT, EXCLUDING CONFLICT OF LAWS PROVISIONS.

    14.        Notice. Any notice, request, instruction or other document required or permitted to be delivered hereunder by either party hereto to the other shall be in writing and shall be delivered or mailed, registered or certified, postage prepaid, addressed as set forth on the signature page or to such other address as any party hereto shall hereafter designate by written notice to the other party.

    15.        Financial Information. Debtor shall permit Secured Party or its representatives at any reasonable time during Debtor’s normal business hours to examine the book, records and accounts of Debtor and Debtor shall furnish to Secured Party such un-audited quarterly and annual statements of the operations of Debtor relating to the Collateral as Debtor routinely prepares for its own internal purposes.

[Signatures Follow]

Execution

        The parties have executed this Agreement effective as of the date first above written.

Debtor: Address: Providence Exploration, LLC

         100 Crescent CourtDallas,
Texas 75201

Attn: Abe Janz By: /s/ Abram Janz Abram Janz, President Secured Party:

         Address: Healthbridge, Inc.2610-1066
West Hastings StreetVancouver

         British Columbia V6E 3X2

         Attn: Nora Coccaro By: /s/ Nora Coccaro

Nora Coccaro, Chief Executive Officer